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                                                                    EXHIBIT 23.8

                            [Huddleston Letterhead]

           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS


     We consent to the reference to our firm under the captions "Risk
Factors -- Newfield's estimates of EEX's proved reserves are significantly lower than those of EEX," "The Merger -- Difference in Estimates of EEX Proved Reserves," and "Experts" in Amendment No. 3 to the Registration Statement No. 333-91014 (Form S-4) and related proxy statement of EEX Corporation and prospectus of Newfield Exploration Company for the registration of 7,259,571 shares of Newfield Exploration Company common stock and 42,574,298 units of the Treasure Island Royalty Trust and to the incorporation by reference therein of our report dated July 2, 2002, with respect to our review of the procedures and documentation prepared by EEX and Netherland, Sewell & Associates, Inc. regarding EEX's proved reserves.


                                        Huddleston & Co., Inc.

                                        By: /s/ PETER D. HUDDLESTON, P.E.
                                        ----------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President


September 27, 2002

Houston, Texas